FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson

212-551-1453

brinlea@blueshirtgroup.com

drugstore.com inc. Reports Record Free Cash Flow on Highest Quarterly Revenues in Company History

- Company Delivers Record Quarterly Net Revenues and Strong Gross Margins of 24%, Up 130 Basis Points Year-Over-Year

- Beauty.com Increases Over 45% and Vision Business Grows 15% Year-Over-Year

BELLEVUE, WA - July 31, 2008 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the second quarter ended June 29, 2008. The company reported record quarterly net sales of $122.8 million, up 11% year-over-year driven by over-the-counter (OTC) order growth, and a net loss of $2.3 million, or $0.02 per share. The company achieved strong gross margins of 24.0%, up 130 basis points over the prior year period, and adjusted EBITDA of over $3.0 million. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense. Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities less purchases of fixed assets, including capitalized internally developed software and website development costs.

"We delivered a strong second quarter, posting record quarterly revenues and adjusted EBITDA, generating significant free cash flow," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "Our OTC revenue growth was in-line with ecommerce trends and we are encouraged by the strong performance of our Beauty.com sales, which grew 45% year-over-year. This quarter we continued to drive margin expansion and realized the benefits from our profitability investments as gross margins improved 130 basis points over the prior year period to 24% and adjusted EBITDA improved by 51% sequentially to surpass $3.0 million. Both our strong quarterly revenues and continued progress in improving our current business model enabled us to generate significant free cash flow of $1.3 million and we expect to continue to be cash flow positive on an ongoing basis."

"The second quarter reinforces our strategy as we are focused on what we do best - growing our leading health, beauty and vision platform while improving the bottom line. We will continue to drive OTC growth by leveraging our strong capabilities in internet marketing, merchandising, fulfillment and customer care in the health, beauty and wellness arena. Consistent with our strategy, we are targeting key partnerships that will drive additional traffic, orders and customers. We recently announced a new partnership with E4X to allow us to expand our OTC store internationally and gain access to an entirely new market of 500 million customers in 34 countries. Additionally, we are progressing in our discussions with Rite Aid and we have identified and are actively pursuing other partnership opportunities," concluded Ms. Lepore.

GAAP net loss for the second quarter of 2008 was $2.3 million, or $0.02 per share, compared to a net loss of $3.0 million, or $0.03 per share, for the second quarter of 2007. The second quarter 2008 losses include $1.1 million related to consulting services and $1.8 million, in non-cash stock-based compensation expense, compared to $2.5 million for 2007.

Outlook for Third Quarter 2008

For the third quarter of 2008, the company is targeting net sales in the range of $118.0 million to $122.0 million, net loss in the range of $1.0 million to $2.0 million, and adjusted EBITDA in the range of $3.5 million to $4.5 million. Third quarter adjusted EBITDA guidance includes $800,000 in consulting services associated with profitability initiatives, which will continue to improve margins throughout the remainder of 2008.

Financial and Operational Highlights for the Second Quarter of 2008
(All comparisons are made to the second quarter of 2007)

Key Financial Highlights:

  Gross margins for the quarter increased 130 basis points to 24.0%.
  Total contribution margin dollars increased by over 20% for the quarter and exceeded $20.7 million the highest in company history.
  Total orders grew by 9% to 1.6 million, while contribution margin dollars per order grew almost 10% to approximately $13.
  Cash, cash equivalents and marketable securities were $35.2 million at quarter end.

Net Sales Summary:

  Core OTC [1] revenues grew by 13% to $64.5 million in the quarter. OTC net sales grew by approximately 13% to $64.9 million.
  Vision net sales grew approximately 15% to $15.9 million.
  Local pick-up pharmacy net sales were up 14.6% to $30.5 million.
  Mail-order pharmacy net sales decreased to $11.5 million, while contribution margins dollars increased 20%.
  Average net sales per order were $76 for the quarter. Average net sales per order were up to $58 for OTC, grew approximately 12% to $111 for vision, and were $108 for local pick-up pharmacy and $161 for mail-order pharmacy.

  Net sales from repeat customers [2] represented 81% of net sales.

Key Customer Milestones:

  We served approximately 382,000 new customers during the quarter, up approximately 12% over the same period in the prior year.
  We have now served nearly 10.6 million customers since inception.
  The number of active customers [3] was 2.6 million, up 12% year over year.
  Core OTC net sales is a non-GAAP financial measure that excludes from OTC net sales the company's Custom Nutrition Services ("CNS") net sales. CNS sales are generated by sales of customized vitamins through the company's CNS subsidiary. Prior to December 31, 2005, all CNS sales were recognized on a gross basis, net of promotional discounts, cancellations, rebates and returns allowances. Under the terms of the company's December 31, 2005 fulfillment agreement with Weil Lifestyle, LLC (Weil), the company recognizes on a net basis the revenue associated with the fulfillment of customized vitamins sold through its fulfillment agreement with Weil. A reconciliation of OTC net sales to core OTC net sales is included in the financial data accompanying this press release.
  Net sales from repeat customers exclude Weil-related CNS net sales and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.
  Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on July 31, 2008 at 5:00 p.m. ET (2:00 p.m. PT).  To participate, callers should dial 800-257-3401 (international callers should dial 303-262-2075) five minutes beforehand.  Investors may also listen to the conference call live at http://investor.drugstore.com/, by clicking on the "audio" hyperlink.  A replay of the call will be available through Monday, August 4, 2008 by dialing 800-405-2236 (enter pass code 11117369#) or internationally at 303-590-3000 (enter pass code 11117369#) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

In addition, the company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

drugstore.com, inc. also uses non-GAAP measures in which CNS sales are excluded from OTC segment sales data. This non-GAAP measure is provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding CNS sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own core OTC customers (those customers making nonprescription purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude CNS sales.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com™, Beauty.com™ and VisionDirect.com™. All are accessible from http://www.drugstore.com and provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 30,000 products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and operates in compliance with federal and state laws and regulations in the United States.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "target," "expect," "believe," "may," "will," "focus," "continue," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007

Net sales	$ 122,787	$ 110,412	$ 243,424	$ 220,177

Costs and expenses: (1) (2)
Cost of sales	93,308	85,317	185,031	170,379
Fulfillment and order processing	12,184	10,656	24,334	21,630
Marketing and sales	8,821	7,872	17,707	15,961
Technology and content	5,736	4,475	10,939	9,190
General and administrative	4,900	5,157	10,294	9,866
Amortization of intangible assets	210	306	455	750
Total costs and expenses	125,159	113,783	248,760	227,776

Operating loss	(2,372)	(3,371)	(5,336)	(7,599)

Interest income, net	100	356	379	806

Net loss	$ (2,272)	$ (3,015)	$ (4,957)	$ (6,793)

Basic and diluted net loss per share	$ (0.02)	$ (0.03)	$ (0.05)	$ (0.07)

Weighted average shares used in computation of:
Basic and diluted net loss per share	96,478,573	95,006,512	96,435,655	94,753,321

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 103	$ 186	$ 288	$ 461
Marketing and sales	417	372	732	786
Technology and content	246	285	604	643
General and administrative	1,082	1,693	2,308	3,077
	$ 1,848	$ 2,536	$ 3,932	$ 4,967

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 686	$ 457	$ 1,144	$ 920
Marketing and sales	1	1	2	2
Technology and content	1,976	1,347	3,481	2,670
General and administrative	113	106	225	210
	$ 2,776	$ 1,911	$ 4,852	$ 3,802

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007

Net sales	$ 122,787	$ 110,412	$ 243,424	$ 220,177
Cost of sales	93,308	85,317	185,031	170,379
Gross profit	$ 29,479	$ 25,095	$ 58,393	$ 49,798

Gross margin	24.0%	22.7%	24.0%	22.6%

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, gross margin, variable order costs, and contribution margin to Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin (See Note 3 below):

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
	(In thousands)
Over-the-Counter (OTC):
Net sales	$ 64,911	$ 57,527	$ 129,762	$ 113,789
CNS	460	482	936	984
Core OTC net sales	$ 64,451	$ 57,045	$ 128,826	$ 112,805

Cost of sales	$ 45,099	$ 40,810	$ 90,112	$ 80,461
CNS	55	15	92	41
Core OTC cost of sales	$ 45,044	$ 40,795	$ 90,020	$ 80,420

Gross profit	19,812	16,717	39,650	33,328
CNS	405	467	844	943
Core OTC gross profit	$ 19,407	$ 16,250	$ 38,806	$ 32,385

Gross margin	30.5%	29.1%	30.6%	29.3%
CNS	88.0%	96.9%	90.2%	95.8%
Core OTC gross margin	30.1%	28.5%	30.1%	28.7%

Variable order costs	$ 5,869	$ 5,180	$ 11,834	$ 10,548
CNS	143	154	282	325
Core OTC variable order costs	$ 5,726	$ 5,026	$ 11,552	$ 10,223

Contribution margin	13,943	11,537	27,816	22,780
CNS	262	313	562	618
Core OTC contribution margin	$ 13,681	$ 11,224	$ 27,254	$ 22,162

NOTE 3: Supplemental information related to the company's Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin for the three and six months ended June 29, 2008 and July 1, 2007 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. On December 31, 2005, we entered into a fulfillment agreement with Weil Lifestyles, LLC, resulting in Weil-related CNS net sales (which make up the substantial majority of CNS net sales) being recorded on a net basis after that date. All CNS sales were previously recorded on a gross basis.

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
Net sales:
OTC	$ 64,911	$ 57,527	$ 129,762	$ 113,789
Vision	15,850	13,795	31,286	27,347
Mail-order pharmacy	11,487	12,451	23,768	25,929
Local pick-up pharmacy	30,539	26,639	58,608	53,112
	$ 122,787	$ 110,412	$ 243,424	$ 220,177
Cost of sales:
OTC	$ 45,099	$ 40,810	$ 90,112	$ 80,461
Vision	12,238	10,475	24,266	20,971
Mail-order pharmacy	9,342	10,466	19,484	21,779
Local pick-up pharmacy	26,629	23,566	51,169	47,168
	$ 93,308	$ 85,317	$ 185,031	$ 170,379
Gross profit:
OTC	19,812	16,717	39,650	33,328
Vision	3,612	3,320	7,020	6,376
Mail-order pharmacy	2,145	1,985	4,284	4,150
Local pick-up pharmacy	3,910	3,073	7,439	5,944
	$ 29,479	$ 25,095	$ 58,393	$ 49,798
Gross margin:
OTC	30.5%	29.1%	30.6%	29.3%
Vision	22.8%	24.1%	22.4%	23.3%
Mail-order pharmacy	18.7%	15.9%	18.0%	16.0%
Local pick-up pharmacy	12.8%	11.5%	12.7%	11.2%
	24.0%	22.7%	24.0%	22.6%
Variable order costs:
OTC	$ 5,869	$ 5,180	$ 11,834	$ 10,548
Vision	747	651	1,490	1,298
Mail-order pharmacy	904	952	1,833	2,073
Local pick-up pharmacy	1,238	1,101	2,388	2,189
	8,758	7,884	17,545	16,108
Contribution margin:
OTC	$ 13,943	$ 11,537	$ 27,816	$ 22,780
Vision	2,865	2,669	5,530	5,078
Mail-order pharmacy	1,241	1,033	2,451	2,077
Local pick-up pharmacy	2,672	1,972	5,051	3,755
	$ 20,721	$ 17,211	$ 40,848	$ 33,690

SUPPLEMENTAL INFORMATION: Reconciliation of Net Loss to Adjusted EBITDA (See Note 4 below):

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
(In thousands, unless otherwis indicated)	2008	2007	2008	2007

Net loss	$ (2,272)	$ (3,015)	$ (4,957)	$ (6,793)
Amortization of intangible assets	210	306	455	750
Amortization of non-cash marketing	572	573	1,145	1,145
Stock-based compensation	1,848	2,536	3,932	4,967
Depreciation	2,776	1,911	4,852	3,802
Interest income, net	(100)	(356)	(379)	(806)
Adjusted EBITDA	$ 3,034	$ 1,955	$ 5,048	$ 3,065

NOTE 4: Supplemental information related to the company's adjusted EBITDA for the three and six months ended June 29, 2008 and July 1, 2007 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q3 2008 and FY 2008 Net Income (Loss) Range to Forecasted Q3 2008 and FY 2008 Adjusted EBITDA Range

Range Calculated As:	Three Months Ended		Twelve Months Ended
	September 28, 2008		December 28, 2008
(In thousands, unless otherwise indicated)	Range High	Range Low	Range High	Range Low

Net income (loss)	$ (1,000)	$ (2,000)	$ 1,000	$ (3,000)
Amortization of intangible assets	210	210	900	900
Amortization of non-cash marketing	575	575	2,300	2,300
Stock-based compensation	1,900	1,900	7,100	7,100
Depreciation	2,950	2,950	10,150	10,150
Interest income, net	(135)	(135)	(1,450)	(1,450)
Adjusted EBITDA	$ 4,500	$ 3,500	$ 20,000	$ 16,000

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007

Net cash provided by operating activities	$ 4,233	$ 3,097	$ 4,400	$ 2,592
Purchases of fixed assets	(2,934)	(2,954)	(8,116)	(5,130)
Free Cash Flow	$ 1,299	$ 143	$ (3,716)	$ (2,538)

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	June 29,	December 30,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 16,315	$ 18,572
Marketable securities	18,931	17,677
Accounts receivable, net of allowances	41,706	38,063
Inventories	31,465	31,501
Prepaid marketing expenses	2,302	2,327
Other current assets	2,834	3,605
Total current assets	113,553	111,745

Fixed assets, net	29,147	25,501
Other intangible assets, net	4,143	4,598
Goodwill	32,202	32,202
Prepaid marketing expenses and other	222	1,362
Total assets	$ 179,267	$ 175,408

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 62,892	$ 61,414
Accrued compensation	4,913	4,657
Accrued marketing expenses	4,004	3,988
Other current liabilities	4,362	4,312
Current portion of long-term debt	3,048	3,179
Total current liabilities	79,219	77,550

Long-term debt, less current portion	4,016	1,221
Deferred income taxes	950	947
Other long-term liabilities	1,326	1,322

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 96,478,573 and 96,296,687
as of June 29, 2008 and December 30, 2007, respectively	860,548	856,193
Accumulated other comprehensive income	17	27
Accumulated deficit	(766,809)	(761,852)
Total stockholders' equity	93,756	94,368
Total liabilities and stockholders' equity	$ 179,267	$ 175,408

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
	(unaudited)
Operating activities:
Net loss	$ (2,272)	$ (3,015)	$ (4,957)	$ (6,793)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation	2,776	1,911	4,852	3,802
Amortization of marketing and sales agreements	572	573	1,145	1,145
Amortization of intangible assets	210	306	455	750
Stock-based compensation	1,848	2,536	3,932	4,967
Other, net	(9)	(6)	(15)	(6)
Changes in:
Accounts receivable	(2,851)	748	(3,643)	426
Inventories	(1,438)	391	36	1,040
Prepaid marketing expenses and other	595	343	796	(225)
Accounts payable, accrued expenses and other liabilities	4,802	(690)	1,799	(2,514)
Net cash provided by operating activities	4,233	3,097	4,400	2,592

Investing activities:
Purchases of marketable securities	(20,560)	(11,955)	(35,344)	(19,101)
Sales and maturities of marketable securities	15,660	10,690	34,098	18,465
Purchases of fixed assets	(2,934)	(2,954)	(8,116)	(5,130)
Net cash used in investing activities	(7,834)	(4,219)	(9,362)	(5,766)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	-	1,270	423	1,933
Proceeds from line of credit, term loan and asset financings	-	-	3,500	300
Principal payments on line of credit, capital lease and term loan obligations	(732)	(718)	(1,218)	(1,395)
Net cash (used in) provided by financing activities	(732)	552	2,705	838

Net decrease in cash and cash equivalents	(4,333)	(570)	(2,257)	(2,336)
Cash and cash equivalents, beginning of period	20,648	11,627	18,572	13,393
Cash and cash equivalents, end of period	$ 16,315	$ 11,057	$ 16,315	$ 11,057